UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2022 (October 3, 2022)

Biofrontera Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40943	47-3765675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Presidential Way, Suite 330 Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 245-1325

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BFRI	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights		The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock, each at an exercise price of $5.00 per share	BFRIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Fred Leffler as Chief Financial Officer

On October 24, 2022, Biofrontera Inc. (the “Company”) announced that, effective as of that date, Fred Leffler has been appointed as Chief Financial Officer of the Company. Mr. Leffler is an experienced financial executive with 15 years of leadership, financial management, consultancy and operations experience across a range of private and public organizations, including growth-stage, private equity and Fortune 100 companies.

Prior to joining the Company, Mr. Leffler (age 38) served as a Senior Manager at McKinsey & Company since January 2022 as well as in different capacities, including Associate and Senior Manager from September 2015 to November 2019. Prior to rejoining McKinsey & Company, Mr. Leffler served as the Senior Director, Corporate Finance & Restructuring of FTI Consulting from August 2020 to January 2022. Prior to joining FTI Consulting, he served as Vice President, Data & Analytics of Rockcreek from November 2019 to August 2020. Earlier in his career, Mr. Leffler held various financial positions at General Electric and Sun Edison.

Other than his employment arrangement, there are no arrangements or understandings between Mr. Leffler and any other person with respect to the appointment described above, and Mr. Leffler has no family relationship with any director or executive officer of the Company. Mr. Leffler is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

On October 3, 2022, the Company entered into an Employment Agreement with Mr. Leffler. The following description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

The Employment Agreement entitles Mr. Leffler to, among other benefits, the following compensation:

●	An annual base salary of $355,00
●	A one-time signing bonus of $25,000
●	A bonus of up to 40% of his base salary, upon attainment of performance goals set in advance by the Chief Executive Officer
●	Receipt of 100,000 stock options, which shall be awarded within 10 days of his appointment subject to same vesting schedule and other terms, conditions and restrictions imposed upon all awards under the Company’s employee stock option program
●	Participation in the Company’s employee stock option plan, benefit programs and arrangements that the Company makes available to its employees

In the event that Mr. Leffler experiences a termination of his employment without “cause” or he resigns for “good reason” outside of period during which provisions related to a “change in control” (as such terms are defined in the employment agreement) are in effect, provided that he executes and makes effective a release of claims against the Company and its affiliates, Mr. Leffler will become entitled to a lump sum payment in an amount equal to one-twelfth of his annual base salary for each full year of employment; further provided that such payment will not be less than six months of, nor than two full years of, his then-current base salary. If Mr. Leffler experiences a termination of his employment without “cause” or he resigns for “good reason” within a certain period of a “change in control,” he will be entitled to certain benefits and an enhanced severance payment.

Item 7.01	Regulation FD Disclosure.

On October 24, 2022 the Company issued a press release announcing the appointment described in Item 5.02 of this Current Report on Form 8-K (the “Form 8-K”). The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

10.1	Employment Agreement dated October 3, 2022
99.1	Press release dated October 24, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 24, 2022	Biofrontera Inc.
(Date)	(Registrant)

/s/ Erica L. Monaco
Erica L. Monaco
Chief Executive Officer